Exhibit 99.1

For more information, contact:

Inna Vyadro	William J. Stuart

Director of Investor Relations	Chief Financial Officer

Avici Systems	Avici Systems

978-715-2300	978-715-2300

ivyadro@avici.com	wstuart@avici.com

Avici Systems Reports Third Quarter 2007 Results

Billerica, MA, October 18, 2007—Avici Systems Inc. (NASDAQ: AVCI), today reported results for its third quarter ended September 30, 2007.

Gross revenue for the three and nine months ended September 30, 2007 was $29.3 million and $79.4 million, respectively, compared to $20.2 million and $66.9 million, respectively for the three and nine months ended September 30, 2006.

“This quarter we generated strong revenues and profitability from our router business. During the fourth quarter we will be shipping the final product orders from the router business and continuing the transition of the Company to focus on Soapstone Networks”, said Bill Leighton, Chief Executive Officer, Avici Systems. “I am excited about the progress we are making in the development and marketing of our Soapstone Provider Network Controller product. This quarter Soapstone demonstrated multi-vendor interoperability, a unique capability and a key requirement for carriers’ next generation networks. We believe Soapstone represents a fundamental change to the way carriers will deploy services across their networks.”

GAAP net income for the third quarter ended September 30, 2007 was $15.0 million, or $0.97 per share, compared to a GAAP net income of $2.7 million, or $0.20 per share, in the prior year’s third quarter. GAAP net income in the 2007 period includes $0.6 million of non-cash equity based charges associated with Financial Accounting Standards Board Statement No. 123R (“SFAS 123R”). GAAP net income for the 2006 period includes $2.5 million of special charges associated with the 2006 restructuring and $0.4 million of non-cash equity based charges associated with SFAS 123R.

GAAP net income for the nine months ended September 30, 2007 was $33.1 million, or $2.23 per share, compared to a GAAP net income of $5.3 million, or $0.39 per share, for the nine months ended September 30, 2006. GAAP net income in the 2007 period includes $1.7 million of non-cash equity based charges associated with SFAS 123R, $0.3 million of special charges associated with the 2006 restructuring and $0.2 million of certain inventory credits. GAAP net income for the 2006 period includes $10.2 million of special charges associated with the 2006 restructuring, $0.3 million of non-cash equity based charges associated with SFAS 123R, $0.5 million of non-cash common stock warrant discount charge and $0.2 million of certain inventory credits.

Non-GAAP net income (GAAP net income excluding charges for restructuring, certain stock based compensation, common stock warrant discount and inventory credits) for the third quarter ended September 30, 2007 was $15.6 million, or $1.01 per share compared to non-GAAP net income of $5.7 million, or $0.41 per share in the third quarter of 2006. Non-GAAP net income for the nine months ended September 30, 2007 was $34.9 million, or $2.35 per share, compared to non-GAAP net income of $16.2 million or $1.19 per share for the prior year nine month period ended September 30, 2006.

Avici will discuss these quarterly results as well as future business and financial expectations in an investor conference on October 18, 2007 at 8:30 AM eastern daylight savings time. The conference telephone number is (800) 762-4832. A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) access code: 890080. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

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Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects, including Avici’s expectations for annual gross revenues, profitability and the growth opportunity for Soapstone Networks, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, Avici’s ability to manage the transition of its core router business, the early stage of Soapstone Networks, market acceptance of our products, services and enhancements, dependence on our major customer, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on technology and distribution partners, and other risks set forth in Avici’s filings with the Securities and Exchange Commission. Avici does not undertake any duty to update forward-looking statements.

About Avici Systems

Avici Systems Inc., headquartered in Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. www.avici.com

About Soapstone Networks

Soapstone Networks is at the forefront of the movement to Carrier Ethernet by delivering resource control systems that realize NGN software-provisioned services in the new Carrier Ethernet transport network. Soapstone’s common control framework decouples services from underlying network technologies. The Soapstone solution dynamically provisions precise, SLA-quality services, continuously optimizing utilization of network resources to bring orderly, predictable business-driven behavior to service provider networks. The future of Carrier Ethernet - www.soapstonenetworks.com

AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue:
Product	$26,927	$18,526	$72,251	$62,379
Service	2,349	1,677	7,175	4,488

Total gross revenue	29,276	20,203	79,426	66,867
Less – Common stock warrant discount—Product	—	—	—	(527)

Net revenue	29,276	20,203	79,426	66,340

Cost of revenue – Product (1)	6,118	7,790	19,433	22,404
Cost of revenue – Service	348	450	1,170	1,402

Total cost of revenue	6,466	8,240	20,603	23,806

Gross margin	22,810	11,963	58,823	42,534

Operating expenses:
Research and development (2)	5,706	6,642	19,726	24,277
Sales and marketing (2)	682	733	1,942	3,128
General and administrative (2)	1,435	1,269	4,376	4,057
Stock-based compensation	639	442	1,744	327
Restructuring expenses	—	844	100	7,122

Total operating expenses	8,462	9,930	27,888	38,911

Income from operations	14,348	2,033	30,935	3,623
Provision for income tax	(300)	—	(670)	—
Interest income, net	956	690	2,807	1,674

Net income	$15,004	$2,723	$33,072	$5,297

Net earnings per diluted share	$0.97	$0.20	$2.23	$0.39

Weighted average common shares used in computing diluted net income per share	15,490,075	13,961,569	14,844,714	13,584,180

(1) Includes inventory charge and (credits), as follows:
Inventory and inventory related charge	$—	$1,712	$175	$3,094

Credits from utilization of inventory previously written off in 2006 and 2001	$—	$—	$(218)	$(215)

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$323	$221	$996	$175
Sales and marketing	70	76	110	68
General and administration	246	145	638	84

	$639	$442	$1,744	$327

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue:
Product	$26,927	$18,526	$72,251	$62,379
Service	2,349	1,677	7,175	4,488

Total gross revenue	29,276	20,203	79,426	66,867

Cost of revenue – Product	6,118	6,078	19,476	19,525
Cost of revenue – Service	348	450	1,170	1,402

Total cost of revenue	6,466	6,528	20,646	20,927

Gross margin	22,810	13,675	58,780	45,940

Operating expenses:
Research and development	5,706	6,642	19,726	24,277
Sales and marketing	682	733	1,942	3,128
General and administrative	1,435	1,269	4,376	4,057

Total operating expenses	7,823	8,644	26,044	31,462

Income from operations	14,987	5,031	32,736	14,478
Provision for income tax	(300)	—	(670)	—
Interest income, net	956	690	2,807	1,674

Non-GAAP net income	$15,643	$5,721	$34,873	$16,152

Non-GAAP earnings per diluted share	$1.01	$0.41	$2.35	$1.19

Weighted average common shares used in computing diluted net income per share	15,490,075	13,961,569	14,844,714	13,584,180

Note 1 – The above non-GAAP consolidated statements of operations for the three and nine months ended September 30, 2007 and 2006 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of restructuring expenses, non-cash charges related to common stock warrant discount and certain stock based compensation as well as charges and credits related to inventory and related items as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Non-GAAP net income	$15,643	$5,721	$34,873	$16,152
Common stock warrant discount	—	—	—	(527)
Restructuring expenses	—	(844)	(100)	(7,122)
Certain non-cash stock based compensation	(639)	(442)	(1,744)	(327)
Inventory and inventory related charge	—	(1,712)	(175)	(3,094)
Utilization of inventory previously written-off	—	—	218	215

GAAP net income	$15,004	$2,723	$33,072	$5,297

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(Unaudited)

	September 30, 2007	December 31, 2006
Assets
Cash, Cash equivalents and marketable securities	$60,857	$60,095
Inventories	677	5,438
Trade accounts receivable, net	12,559	3,583
Restricted cash	—	1,243
Other current assets	945	890

Total current assets	75,038	71,249

Long-term marketable securities	14,131	8,504
Property and equipment, net	3,209	4,937

Total assets	$92,378	$84,690

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$6,428	$8,914
Deferred revenue	8,286	9,592
Stockholders’ equity	77,664	66,184

Total liabilities and stockholders’ equity	$92,378	$84,690

December 31, 2006 amounts are derived from audited financial statements.

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